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                       TO BE EFFECTIVE NOVEMBER 30, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                         STRONG INCOME FUNDS II, INC.

     The undersigned Vice President and Assistant Secretary of Strong Income Funds II, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of the Investor series of Strong Bond Fund as the Class Z series of Strong Advisor Bond Fund; to redesignate the Corporation's shares of the Advisor series of Strong Bond Fund as the Class A series of Strong Advisor Bond Fund; to redesignate the Corporation's shares of the Institutional series of Strong Bond Fund as the Institutional series of Strong Advisor Bond Fund; and to create the Class B series, Class C series, and Class L series of Strong Advisor Bond Fund, as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class                         Series         Authorized Number of Shares
-----                         ------         ---------------------------

Strong Advisor Bond Fund      Class A                Indefinite
                              Class B                Indefinite
                              Class C                Indefinite
                              Class L                Indefinite
                              Class Z                Indefinite
                              Institutional          Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class B series, Class C series, or Class L series of Strong Advisor Bond Fund have been issued.
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     Executed in duplicate this 6th day of November, 2000.

                                        STRONG INCOME FUNDS II, INC.


                                        By: ___________________________________
                                            Cathleen A. Ebacher, Vice President
                                              and Assistant Secretary

This instrument was drafted by:
Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051